UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2020

SONOCO PRODUCTS COMPANY
 Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2020, Robert C. Tiede resigned as President and Chief Executive Officer and as a director of Sonoco Products Company. Mr. Tiede will continue to be employed by the Company until his retirement on February 29, 2020, and has entered into a one-year consulting agreement with the Company, effective March 1, 2020.

On February 2, 2020, the Board of Directors appointed R. Howard Coker, 56, as Sonoco’s new President and Chief Executive Officer, and elected him to the Board of Directors. Mr. Coker will serve on the Executive Committee of the Board. Mr. Coker also will be nominated for election as a director by the shareholders at Sonoco’s 2020 Annual Meeting of Shareholders.

Mr. Coker joined Sonoco in 1985. During his 35-year tenure, he has held a number of senior leadership positions throughout Sonoco’s global operations in businesses serving consumer and industrial markets. Prior to being elected president and CEO, he was senior vice president, Global Paper/Industrial Converted Products, where he led all of Sonoco’s Industrial-related business, including Industrial Europe/Australia/New Zealand; Tubes and Cores, U.S. and Canada; Paper/Adhesives, U.S. and Canada; Sonoco Recycling; Conitex/Asia; Reels; and Industrial Latin America and Brazil. He previously served as senior vice president, Rigid Paper Containers and Paper/Engineered Carriers International, where he had responsibility for the Company’s global paperboard can operations in North America, South America, Europe and Asia, as well as paper, tube and core operations in Europe, Latin America and Australasia. He also served as group vice president, Global Rigid Paper and Closures and Paper/Industrial Converted Products, EMEA, Asia, Australia and New Zealand; group vice president, Global Rigid Paper and Plastics; vice president, Rigid Paper and Closures; and vice president and general manager, Rigid Paper and Closures. Mr. Coker is a 1985 graduate of Wofford College with a BA in business administration and received an MBA from Wake Forest University in 1990. Mr. Coker is the brother-in-law of John R. Haley, Chairman of Sonoco’s Board of Directors.

During 2019, Mr. Coker received total compensation of approximately $3,064,000, comprised of base salary, short-term performance based annual cash incentive, long-term equity awards, executive life insurance, contributions to Sonoco’s qualified and non-qualified defined contribution plans, and change in pension value. Mr. Coker’s 2019 compensation will be more fully discussed in the “Executive Compensation” section of Sonoco’s proxy statement for its 2020 Annual Meeting of Shareholders. Consistent with past practice in the case of promotions, in connection with Mr. Coker’s promotion to President and Chief Executive Officer, the Executive Compensation Committee expects to make adjustments, effective as of February 2, 2020, to all of the foregoing elements of his compensation, and to grant a one-time award of special restricted stock units. The amounts of these adjustments and the one-time restricted stock unit award have not yet been determined. Upon determining the adjustments, an amendment to this Form 8-K will be filed disclosing the adjustments.

In connection with his retirement as President and Chief Executive Officer, the Company entered into an early retirement and consulting agreement with Mr. Tiede pursuant to which he will be paid the compensation elements described below. To assist it in determining the amount and form of compensation to be paid to Mr. Tiede, the Compensation Committee engaged the services of its independent compensation consultant, Frederick W. Cook & Co. to perform market analysis and provide advice. Mr. Tiede will be paid a consulting fee of $50,000 per month, and will be given credit for the period that he serves as a consultant for purposes of vesting of currently outstanding equity awards under the 2014 Long-Term Incentive Plan and the 2019 Omnibus Incentive Plan. In addition, in consideration for his entering into the consulting agreement, the one-time special restricted stock units granted to him when he was named Chief Executive Officer will vest at 40% on February 29, 2020, rather than 100% at the end of five years. He will continue to receive medical insurance under the current terms for one year, and continuation of indemnification and director and officer coverage for the period during which he served as a director and officer. Sonoco will also reimburse Mr. Tiede for his reasonable fees in negotiating the agreement. The agreement includes global eighteen-month non-competition and non-solicitation provisions, a release of liability for Sonoco, and a mutual non-disparagement provision. The total dollar value of the additional amounts to which Mr. Tiede will be entitled under the early retirement and consulting agreement with respect to the foregoing equity awards (assuming a Sonoco stock price of $59 per share at January 24, 2020, and vesting of the awards at target) will be approximately $2.568 million.

In addition to these amounts, upon retirement, Mr. Tiede is entitled to his benefits under the Company’s nonqualified deferred compensation plans in accordance with the terms of the plans, a pro rata portion of his vested performance contingent stock units, a pro rata portion of his 2020 annual incentive compensation award, and Company-paid term life insurance coverage until the age of 65.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index
99
News Release, dated February 3, 2020, announcing resignation of President, Chief Executive Officer and Director, and appointment of new President and Chief Executive Officer and his election as Director

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 3, 2020	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer